Exhibit 10.11

[Form of Letter Agreement for Officers, Directors and Existing Holders

of RAI Acquisition Corp.]

[            ], 2008

RAI Acquisition Corp.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

J.P. Morgan Securities Inc.

As Representative of the several Underwriters

277 Park Avenue, 8th Floor

New York, New York 10172

Re:	Initial Public Offering of RAI Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [            ], 2008 (the “Underwriting Agreement”), by and between RAI Acquisition Corp., a Delaware corporation (the “Company”), and J.P. Morgan Securities Inc. (“JPMorgan”), as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned as an officer, director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. Approval of Business Combination. The undersigned agrees that in connection with any vote of the stockholders of the Company on a proposed Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”)) and the related amendment to the Certificate of Incorporation providing for the Company’s perpetual existence following the consummation of the Business Combination, it will vote (i) all of the shares of Common Stock of the Company acquired by it prior to the Initial Public Offering (the “Founders’ Shares”) in accordance with the majority of votes cast by the holders of shares of Common Stock included in the Units issued in the Initial Public Offering (the “IPO Shares”) and (ii) to the extent the undersigned is an officer or director, all other shares of the Company’s Common Stock that may be acquired in or following completion of the Initial Public Offering in favor of such proposed Business Combination and such amendment to the Certificate of Incorporation.

2. Liquidation; Waiver of Claims. (a) In the event that the Company fails to consummate a Business Combination within 24 months from the completion of the Initial Public Offering, the undersigned will take all reasonable actions within his power to (i) cause the Trust Account (as defined in the Certificate of Incorporation) to be liquidated and the proceeds distributed to the holders of the IPO Shares as soon as reasonably practicable and (ii) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”), in each case in accordance with the terms of the Certificate of Incorporation and all applicable laws.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions as a result of such liquidation of the Company with respect to its Founders’ Shares. In addition, the undersigned hereby waives any right, title, interest or claim of any kind in respect of any monies in the Trust Account (as defined in the Certificate of Incorporation) the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse or make any claim against the Trust Account for any reason whatsoever; provided that the foregoing waiver shall not apply (i) to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Certificate of Incorporation, the bylaws of the Company or applicable law or pursuant to any indemnity agreement entered into with the Company or (ii) in respect of any rights or claims the undersigned may have as a result of holding IPO Shares.

3. Business Combination Opportunities. To the extent the undersigned is an officer or director of the Company or an employee of Resource America, Inc., in order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees, until the earliest of (i) the consummation of a Business Combination, (ii) 24 months from the completion of the Initial Public Offering or (iii) such time as the undersigned ceases to be an officer or director of the Company, to present to the Company for consideration, prior to presentation to any other entity, any Business Combination opportunity that involves an initially targeted financial services business (as defined in the Registration Statement in Form S-1 relating to the Initial Public Offering (the “Registration Statement”)), other than a business the majority of whose assets or (if an asset manager) the majority of whose assets under management, consist of equipment lease, equipment finance or related investments.

4. Execution of a Stock Escrow Agreement. To the extent the undersigned is an officer or director, the undersigned hereby agrees to execute simultaneously with the execution of the Underwriting Agreement a stock escrow agreement among the Founders (as defined in the Underwriting Agreement), the Company and American Stock Transfer & Trust Company (the “Stock Escrow Agreement”), pursuant to which the undersigned agrees to deposit its Founders’ Shares until this end of the Escrow Period (as defined below), provided, however, that at the end of the 30-day period in which the Underwriters may exercise their over-allotment option to purchase an additional 3,750,000 Units of the Company, the Company shall give the escrow agent notice with respect to the amount, if any, of the over-allotment that was exercised by the Underwriters and, upon such notice, the undersigned agrees that the escrow agent shall return to the Company for cancellation, for a price of $0.0035 per share, such number of Founders’ Shares as directed by the Company in writing, such that the aggregate number of Founders’ Shares after the Initial Public Offering will be equal to 20% of the outstanding Common Stock of the Company.

“Escrow Period” means the period ending one year after the date of the completion of a Business Combination or earlier if, after the Business Combination, the closing price of the Common Stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

5. Transfer Restrictions. To the extent the undersigned is an officer or director, the undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber, or enter into an agreement to do any of the foregoing (each, a “transfer”), directly or indirectly, any Founders’ Shares, other than to a Permitted Transferee (as defined below) until the end of the Escrow Period. However, if (i) during the last 17 days of the Escrow Period, the Company issues material news or a material event relating to the Company occurs or (ii) before the expiration of the Escrow Period, the Company announces that material news or a material event will occur during the 16-day period beginning on the last day of the Escrow Period, such transfer restrictions will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 5 after the date hereof shall be subject to the condition that the Permitted Transferee shall have agreed in writing to be bound by the terms of Paragraphs 1, 2, 4, 5 and 8 hereof and to become a party to the Stock Escrow Agreement.

“Permitted Transferee” means (i) the Company’s officers or directors or any affiliates or family members of any of its officers or directors; (ii) a member of an existing holder’s immediate family or a trust (the beneficiary of which is a member of the existing holder’s immediate family, an affiliate of the existing holder or a charitable organization) or a charitable organization, who in each case receives such Founders’ Shares as a gift; (iii) any person who receives such Founders’ Shares by virtue of the laws of descent and distribution upon death of the existing holder; or (iv) any person who receives such Founders’ Shares pursuant to a qualified domestic relations order.

6. Limitation on Compensation. (a) Neither the undersigned nor any affiliate of the undersigned has been or will be entitled to receive, and no such person has accepted or will accept, a finder’s fee, consulting fee or any other compensation from the Company for all services rendered in any capacity to the Company prior to or in connection with the consummation of a Business Combination, other than reimbursement for out-of-pocket expenses incurred in connection with activities on behalf of the Company and subject to approval of the Company’s board of directors.

(b) Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following such Business Combination.

7. Representations and Warranties. The undersigned represents and warrants that:

(a) Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

(b) He is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c) He has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding;

(d) He has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked;

(e) He has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a of the Company;

(f) He is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

(g) To the extent he is an officer or director, his biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the material information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act; and

(h) To the extent he is an officer or director, his FINRA questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all material respects.

8. The undersigned agrees to be the                      of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action.

9. To the extent the undersigned is an officer or director, the undersigned agrees that he will not propose any amendment to Articles III, V or VI of the Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend such provisions, other than in connection with a proposed Business Combination or an amendment the approval of which requires the affirmative vote of at least 95% of the outstanding shares of Common Stock.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters representatives of, or fiduciaries with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination, and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii), paragraph 5 of this letter agreement shall survive until the end of the Escrow Period, and paragraph 6 of this letter agreement shall survive any termination of this letter agreement.

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws thereof.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Remainder of Page Intentionally Left Blank]

Name:
Title:

Accepted and agreed:

RAI ACQUISITION CORP.

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:
Title:

[Signature Page to RAI Acquisition Corp. Insider Letter]

Exhibit A

[Biographical Information Furnished to the Company]

Exhibit B

[Questionnaires Furnished to the Company and the Underwriters]